EXHIBIT 21.1


WHX CORPORATION SUBSIDIARIES

WHX ENTERTAINMENT CORPORATION, a Delaware corporation WHEELING-PITTSBURGH CAPITAL CORPORATION, a Delaware corporation WPC LAND CORPORATION, an Ohio corporation
WHEELING-PITTSBURGH    CORPORATION,    a   Delaware   corporation
WHEELING-PITTSBURGH   STEEL  CORPORATION,   a  Delaware   corporation
WHEELING CONSTRUCTION   PRODUCTS,   INC.,  a  Delaware  corporation
PITTSBURGH-CANFIELD CORPORATION, a Pennsylvania corporation WHEELING-EMPIRE COMPANY, a Delaware corporation
WP STEEL  VENTURE  CORPORATION,  a Delaware  corporation
CONSUMERS MINING COMPANY, a Pennsylvania corporation WHEELING-PITTSBURGH FUNDING, INC., a Delaware corporation
MINGO OXYGEN COMPANY, an Ohio corporation
W-P COAL COMPANY, a West Virginia corporation
UNIMAST INCORPORATED, an Ohio corporation